Exhibit 99.2

NRG Energy, Inc. Announces Exchange Offer and Consent Solicitation for
any and all of APX Group, Inc.’s outstanding 5.75% Senior Notes due 2029

Houston, TX – October 15, 2024 – NRG Energy, Inc. (NYSE:NRG) announced today the commencement of an offer to exchange (the “Exchange Offer”) any and all outstanding 5.75% Senior Notes due 2029 (the “Existing APX Unsecured Notes”) issued by APX Group, Inc. (“APX”) for new notes to be issued by NRG (the “New NRG Exchange Notes”) and cash, as set forth in the table below.

In conjunction with the Exchange Offer, NRG is also soliciting consents (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Existing APX Unsecured Notes to eliminate substantially all of the restrictive covenants and certain affirmative covenants and events of default and related provisions therein.

The Exchange Offer and the Consent Solicitation are being made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement, dated October 15, 2024 (the “Offering Memorandum and Consent Solicitation Statement”).

Certain information regarding the Existing APX Unsecured Notes and the terms of the Exchange Offer is summarized below.

Title of Existing APX Unsecured Notes	CUSIP/ISIN Numbers	Principal Amount Outstanding	Exchange Consideration(1)	+	Early Tender Premium(1)	=	Total Exchange Consideration(1)(2)
5.75% Senior Notes due 2029	CUSIP: 00213M AW4 (144A); U0385P AP1 (Reg S) / ISIN: US00213MAW47 (144A); USU0385PAP19 (Reg S)	$800 Million	$950 principal amount of New NRG Exchange Notes		$50 principal amount of New NRG Exchange Notes and $1.00 in cash		$1,000 principal amount of New NRG Exchange Notes and $1.00 in cash

(1) For each $1,000 principal amount of the Existing APX Unsecured Notes accepted for exchange.

(2) Includes the Early Tender Premium.

Holders who validly tender (and do not validly withdraw) their Existing APX Unsecured Notes at or prior to 5:00 p.m., Eastern Standard Time, on October 28, 2024, unless extended (the “Early Tender Date”), will be eligible to receive the Total Exchange Consideration as set forth in the table above. The Total Exchange Consideration includes the Early Tender Premium as set forth in the table above, for all such Existing APX Unsecured Notes that are accepted for exchange. The early settlement date is expected to be within three business days after the Early Tender Date or as promptly as practicable thereafter. Holders who validly tender their Existing APX Unsecured Notes after the Early Tender Date but prior to 5:00 p.m., Eastern Standard Time, on November 13, 2024, unless extended (the “Expiration Date”), will not be eligible to receive the Early Tender Premium as set forth in the table above. Those holders will only be eligible to receive the Exchange Consideration as set forth in the table above on the settlement date. The final settlement date is expected to be within three business days after the Expiration Date or as promptly as practicable thereafter. NRG and APX currently do not intend to redeem in the near future any Existing APX Unsecured Notes remaining after the settlement of the Exchange Offer.

Documents relating to the Exchange Offer and the Consent Solicitation will only be distributed to eligible holders of Existing APX Unsecured Notes who certify that they are either (a) a “Qualified Institutional Buyer,” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (b) a person that is outside the “United States” and is (i) not a “U.S. person,” as those terms are defined in Rule 902 under the Securities Act and (ii) a “non-U.S. qualified offeree” (as defined in the Offering Memorandum and Consent Solicitation Statement). The complete terms and conditions of the Exchange Offer and the Consent Solicitation are described in the Offering Memorandum and Consent Solicitation Statement, a copy of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent and the information agent in connection with the Exchange Offer and the Consent Solicitation, at (800) 949-2583 (toll free) or (212) 269-5550 (banks and brokers). The eligibility form is available atwww.dfking.com/NRG or by emailing D.F. King & Co., Inc. atnrg@dfking.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, purchase or sale would be unlawful. The Exchange Offer and the Consent Solicitation are being made solely pursuant to the Offering Memorandum and Consent Solicitation Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

The New NRG Exchange Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell any security, including the New NRG Exchange Notes, nor a solicitation for an offer to purchase any security, including the New NRG Exchange Notes. NRG does not intend to file a registration statement for the resale of the New NRG Exchange Notes.

About NRG

NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “outlook,” “believe” and similar terms. Although NRG believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

Contacts:

Media
Chevalier Gray
832.763.3454

Investors
Brendan Mulhern
609.524.4767